                                                              Exhibit 10.50(j-1]

                                                                Redacted Version

                 FIRST AMENDMENT TO AMD HOLDING WAFER PURCHASE
                                   AGREEMENT

***Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.


          This First Amendment to AMD Holding Wafer Purchase Agreement (this "First Amendment"), dated as of February 20, 2001 is between:

(1) Advanced Micro Devices, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."); and

(2) AMD Saxony Holding GmbH, a Gesellschaft mit beschrankter Haftung organized and existing under the laws of Germany and registered in Dresden, Germany ("AMD Holding").


                                    RECITALS

          WHEREAS, AMD Saxony Manufacturing GmbH, a Gesellschaft mit beschrankter Haftung organized and existing under the laws of Germany and registered in Dresden, Germany ("AMD Saxonia"), is a wholly-owned Subsidiary (such and other capitalized terms having the meaning assigned thereto in the AMD Saxonia Wafer Purchase Agreement (as defined below)) of AMD Holding, which in turn is a wholly-owned Subsidiary of AMD Inc.;

          WHEREAS, AMD Inc., AMD Holding and AMD Saxonia are involved in a project pursuant to which AMD Saxonia is constructing, and owns and operates inter alia the Plant located in Dresden, Germany, to manufacture Wafers using high-volume semiconductor wafer fabrication processes;

          WHEREAS, AMD Inc. and AMD Holding are party to the AMD Holding Wafer Purchase Agreement dated as of March 11, 1997 (the "AMD Holding Wafer Purchase Agreement"), pursuant to which, among other things, AMD Inc. has agreed to purchase from AMD Holding, and AMD Holding has agreed to supply on an exclusive basis to AMD Inc., all Wafers as are ordered from time to time by AMD Inc. from AMD

Holding, in each case on the terms and conditions of the AMD Holding Wafer Purchase Agreement;

          WHEREAS, AMD Holding and AMD Saxonia are party to that certain AMD Saxonia Wafer Purchase Agreement dated as of March 11, 1997, as amended by the First Amendment to AMD Saxonia Wafer Purchase Agreement dated as of February 8, 1998 (as so amended, the "AMD Saxonia Wafer Purchase Agreement") pursuant to which AMD Holding has the exclusive right to purchase Wafers from AMD Saxonia in order to enable AMD Holding to fulfill its obligations under the AMD Holding Wafer Purchase Agreement, and AMD Saxonia has agreed on such exclusive basis, to manufacture and sell Wafers to AMD Holding;

          WHEREAS, concurrently herewith, the parties are amending the AMD Saxonia Wafer Purchase Agreement to revise certain pricing and cost reimbursement obligations and to make certain other amendments, all on the terms and conditions more particularly set forth in this First Amendment; and

          WHEREAS, the parties desire to make certain conforming amendments to the AMD Holding Wafer Purchase Agreement, on the terms and conditions more particularly set forth in this First Amendment.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  Amendments

      Section 1.1 The AMD Holding Wafer Purchase Agreement shall be amended and restated in the form set out in Schedule A to this First Amendment.

                                  ARTICLE II
                         Representations and Warranties

      Section 2.1 Each of AMD Inc. and AMD Holding, severally and for itself alone, hereby represents and warrants to the other as follows:

      (a) Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to execute and deliver this First Amendment and to consummate the transactions contemplated by the AMD Holding Wafer Purchase Agreement as amended by this First Amendment;

      (b) Corporate Authority; No Conflict. The execution and delivery by it of this First Amendment, and the performance by it of its obligations under the AMD Holding Wafer Purchase Agreement as amended by this First Amendment have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its charter or by-laws or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

      (c) Valid and Binding Obligations. The AMD Holding Wafer Purchase Agreement, as amended by this First Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles.


                                  ARTICLE III
                                 Miscellaneous

      Section 3.1  Miscellaneous.
                   -------------
      (a) This First Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, amendment or waiver of any other provision of the AMD Holding Wafer Purchase Agreement or any provision of any other Operative Document. Except as specifically amended by this First Amendment, the AMD Holding Wafer Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      (b) This First Amendment shall be an Operative Document under and for purposes of the Sponsors' Support Agreement.

      (c) This First Amendment shall be governed by, and shall be construed in accordance with, the internal laws of the State of California, without regard to its conflicts of laws principles.

      (d) This First Amendment is in the English language, which language shall be controlling in all respects.

      (e) This First Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS OF THE FOREGOING, AMD Inc. and AMD Holding have caused this First Amendment to be executed by their authorized representatives as of the date first written above.


                                           ADVANCED MICRO DEVICES, INC.


                                           By: /s/ Robert J. Rivet
                                              ------------------------
                                           Its:  Senior Vice President and Chief
                                                 Financial Officer


                                           AMD SAXONY HOLDING GMBH


                                           By: /s/ Thomas M. McCoy
                                              ------------------------
                                           Its:   Managing Director

                                  Schedule A
                                  ----------

                              Amended and Restated
                     AMD Holding Wafer Purchase Agreement.









                                 Schedule A-1

                                  Schedule A






                      AMD HOLDING WAFER PURCHASE AGREEMENT
                       as amended by the First Amendment
                    to AMD Holding Wafer Purchase Agreement
                         dated as of February 20, 2001



                                    between



                          ADVANCED MICRO DEVICES, INC.




                                      and




                            AMD SAXONY HOLDING GMBH

               AMD HOLDING WAFER PURCHASE AGREEMENT (as amended)


          This AMD Holding Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of March 11, 1997 is between:

     (1) Advanced Micro Devices, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."); and

     (2) AMD Saxony Holding GmbH, a Gesellschaft mit beschrunkter Haftung organized and existing under the laws of Germany and registered in Dresden, Germany ("AMD Holding").


                                    RECITALS


          WHEREAS, AMD Saxony Manufacturing GmbH, a Gesellschaft mit beschrunkter Haftung organized and existing under the laws of Germany and registered in Dresden, Germany ("AMD Saxonia"), is a wholly-owned Subsidiary (such and other capitalized terms not otherwise defined herein having the meaning assigned thereto in Section 1.01) of AMD Holding, which in turn is a wholly-owned Subsidiary of AMD Inc.;

          WHEREAS, AMD Inc., AMD Holding and AMD Saxonia are currently involved in the initial planning stages of a project pursuant to which AMD Saxonia will construct, own and operate inter alia the Plant to be located in or near Dresden, Germany to manufacture Wafers using high-volume semiconductor wafer fabrication processes;

          WHEREAS, concurrently herewith, AMD Holding and AMD Saxonia are entering into the AMD Saxonia Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Saxonia Wafer Purchase Agreement") pursuant to which AMD Holding is obtaining the exclusive right to purchase Wafers from AMD Saxonia, and AMD Saxonia is agreeing, on such exclusive basis, to manufacture and sell Wafers to AMD Holding, in each case on the terms and conditions of the AMD Saxonia Wafer Purchase Agreement;

          WHEREAS, on the terms and conditions of this Agreement, including the payment terms of Article III, AMD Inc. wishes the exclusive right to purchase such Wafers from AMD Holding as are purchased by AMD Holding from AMD Saxonia pursuant to the AMD Saxonia Wafer Purchase Agreement, and AMD Holding is willing, on such exclusive basis, to sell such Wafers to AMD Inc.;

          WHEREAS, concurrently herewith (i) AMD Inc. and AMD Holding are entering into the AMD Holding Research Agreement, (ii) AMD Inc., AMD Holding and AMD Saxonia are entering into the License Agreement and the amendment and restatement of the Management Service Agreement and (iii) AMD Holding and AMD Saxonia are entering into the AMD Saxonia Research Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                 Interpretation
                                 --------------

      Section 1.01.  Definitions. Capitalized terms used and not otherwise
                     -----------
defined herein shall have the respective meanings assigned to them in the AMD Saxonia Wafer Purchase Agreement.

      Section 1.02.  Construction of Certain Terms.
                     -----------------------------

      (a) Unless otherwise specifically provided, (i) references to the singular shall include the plural and vice versa, and references by way of masculine pronoun or adjective shall include references by way of the feminine;
(ii) references to Articles, Sections and Subsections shall be to Articles, Sections and Subsections of this Agreement; (iii) accounting terms are to be construed in accordance with German GAAP; (iv) save where expressly stated to the contrary, all references to money, costs and payments in this Agreement are to money, costs and payments in DM; and (v) references to days in this Agreement shall be to calendar days.

      (b) The index to and headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement


                                  ARTICLE II

                               Supply of Products
                               ------------------

      Section 2.01.  Sale of Products by AMD Holding to AMD Inca
                     -------------------------------------------

      (a) AMD Holding hereby agrees to sell to AMD Inc., and AMD Inc. hereby agrees to purchase from AMD Holding, in accordance with the terms of this Agreement, 100% of such Products as are manufactured by AMD Saxonia and sold to AMD Holding in accordance with the AMD Saxonia Wafer Purchase Agreement. AMD Holding further agrees that, during the term of this Agreement, unless AMD Inc. and, prior to the Loan Agreement Termination Date, the Agent, otherwise consent thereto,

           (i)  it shall not under any circumstances, directly or indirectly,
      (a) market, distribute or sell any Products or any other goods or services to any Person other than AMD Inc. or one or more of AMD Inc.'s Subsidiaries and

      Affiliates, (b) order Products from AMD Saxonia under the AMD Saxonia Wafer Purchase Agreement unless ordered by AMD Inc. hereunder, (c) amend, supplement or otherwise modify the AMD Saxonia Wafer Purchase Agreement, or (d) engage in any activities other than (e) the investment in equity of AMD Saxonia, (f) the making of loans and provision of other financial support to AMD Saxonia, (g) the purchase and sale of Products as contemplated hereby, (h) the provision of research, design and development services as contemplated by the AMD Holding Research Agreement and (i) activities reasonably incidental to any of the foregoing; and

           (ii) it shall cause AMD Saxonia to comply with AMD Saxonia's obligations under the AMD Saxonia Wafer Purchase Agreement except to the extent inconsistent with the terms of the Sponsors' Subordination Agreement (as defined in the Loan Agreement).

      (b) On the terms and subject to the conditions of this Agreement, AMD Inc. hereby agrees to purchase from AMD Holding and pay for the Products Onshipped (as defined below) to it pursuant to the terms of this Agreement. For purposes of this Agreement, "Onshipped" means Products delivered by or on behalf of AMD Holding F.O.B. Dresden, Germany pursuant to Section 3.04. For purposes of this definition, all Products Shipped by AMD Saxonia to AMD Holding under the AMD Saxonia Wafer Purchase Agreement shall be deemed to be delivered by AMD Holding under this Agreement.

      (c) AMD Inc. hereby agrees to provide, on behalf of AMD Holding, such technical assistance and to make such disclosures to AMD Saxonia at such times and to the extent required to be provided or made by AMD Holding, or required to be arranged by AMD Holding to be provided or made, pursuant to Section 2.01(c) of the AMD Saxonia Wafer Purchase Agreement.

      (d) Section 2.01(d) of the AMD Saxonia Wafer Purchase Agreement contemplates delivery to AMD Holding of pre-production samples of Products under the circumstances contemplated thereby. AMD Holding shall submit such samples to AMD Inc. for approval under this Agreement within one Business Day of its receipt of such samples from AMD Saxonia pursuant to such Section 2.01(d). AMD Inc. shall communicate its approval or disapproval of any such samples no later than 10 days after such samples are submitted to AMD Holding by AMD Saxonia for such approval (and shall be deemed to have approved such samples under this Section 2.01(d) if it has not communicated any such disapproval within such 10 day period). Approval shall not be unreasonably withheld by AMD Inc. and, once given, shall constitute irrevocable confirmation that the Products manufactured in conformity with the samples (or differing only within normal silicon computer chip industry limits) will comply with the Specifications and will meet the requirements of quality specified in Section 2.03, except in respect of defects in such samples or future production which are not capable of being revealed on reasonable inspection by AMD Inc.

      (e) AMD Holding with AMD Inc.'s approval shall nominate one or more senior managers of AMD Inc. to act as its representative for liaising with AMD Saxonia, pursuant to Section 2.01(e) of the AMD Saxonia Wafer Purchase Agreement, in connection with the manufacture and development of Products by AMD Saxonia.

      Section 2.02.  Importation of Products. AMD Inc. shall be responsible, at
                     -----------------------
its own cost and expense, for obtaining any and all consents, authorizations, permits or approvals in connection with the import of Products hereunder into any territory outside Germany.

      Section 2.03.  Quality of the Products; Inspection and Rejection;
                     --------------------------------------------------
Replacement Product. Without prejudice to AMD Inc.'s obligation to make payment
-------------------
for Products Onshipped pursuant to Section 3.05:


      (a) AMD Holding shall use, and shall cause AMD Saxonia to use, all reasonable efforts to ensure that each Product Onshipped meets the Specifications for that Product. In order to assist AMD Holding in such efforts and for the purpose of assuring to AMD Inc. the quality of the Products required under this Agreement, AMD Holding shall permit the duly authorized representatives of AMD Inc., at any time during normal working hours and on reasonable notice, to inspect any premises of AMD Holding, and shall use all reasonable efforts to permit such representatives, at such time and on such notice, to inspect any premises of any third party where any of the Products, or any labeling or packaging for them, are stored by or for AMD Holding. In addition, AMD Holding shall cause AMD Saxonia to permit the duly authorized representatives of AMD Inc., at any time during normal working hours and on reasonable notice, to inspect any premises of AMD Saxonia, and shall cause AMD Saxonia to use all reasonable efforts to permit such representatives, at such time and on such notice, to inspect any premises of any third party where any of the Products, or any labeling or packaging for them, are manufactured or stored by or for AMD Saxonia.

      (b) AMD Inc. shall promptly notify AMD Holding and AMD Saxonia in writing should the quality of the Products Onshipped vary materially from the typical quality of the four previous shipments or, in the case of the first four shipments, from that quality of the previous shipments. In such event, AMD Holding shall use, and shall cause AMD Saxonia to use, its reasonable commercial efforts to restore the quality of the Products delivered hereunder to again meet such typical quality as soon as possible.


                                  ARTICLE III

                       Payments and Delivery of Products
                       ---------------------------------

      Section 3.01.  Purchase Price of Products.
                     --------------------------

      (a) AMD Inc. shall pay to AMD Holding the relevant Selling Price Per Wafer for each Product Onshipped by AMD Holding and, to the extent paid by AMD Saxonia and/or AMD Holding, the costs and expenses for freight and insurances (including such costs and expenses in respect of delivery from AMD Saxonia to AMD Holding). In addition, and without duplication, AMD Inc. agrees to make payments from time to time to AMD Holding in amounts equal to (and on the same basis as) all other amounts (but without duplication of amounts compensated to AND Holding under Section 6.02 or any other provision hereof) due from AMD Holding to AMD Saxonia under the AMD Saxonia Wafer Purchase Agreement, including without limitation the following:

           (i) payment of the Selling Price Per Wafer when and to the extent required to be paid by AMD Holding under Section 3.03 of the AMD Saxonia Wafer Purchase Agreement;

           (ii) payment of Excess Start-Up Costs when and to the extent required to be paid by AMD Holding under Section 3.04 of the AMD Saxonia Wafer Purchase Agreement;

           (iii) payment of the Advance Payment Adjustment Amount when and to the extent required to be paid by AMD Holding under Section 3.05 of the AMD Saxonia Wafer Purchase Agreement;

           (iv)   Intentionally Deleted

           (v)    Intentionally Deleted

      (b) AMD Inc. may offset against amounts it owes or will owe to AMD Holding under this Agreement the same amount as is required to be credited from time to time by AMD Saxonia to AMD Holding under the AMD Saxonia Wafer Purchase Agreement.

      (c) Without limiting Sections 2.01(a) and (b), AMD Holding agrees that it will neither Onship any Product to AMD Inc. for an amount in excess of the purchase price paid by AMD Holding to AMD Saxonia (or credited to AMD Holding by AMD Saxonia) for such Product, nor bill AMD Inc. for research and development services in an amount in excess of the amount paid by AMD Holding to AMD Saxonia (or credited to AMD Holding by AMD Saxonia) for such research and development services.

      Section 3.02.  Intentionally Deleted

      Section 3.03.  Intentionally Deleted

      Section 3.04.  Shipping Terms.  AMD Holding shall deliver the Products
                     --------------
purchased hereunder F.O.B. Dresden, Germany. AMD Inc. will arrange and be responsible for and pay all freight, trucking, insurance and other charges incurred in connection with the shipment of the Products from Dresden, Germany, to such place or places of delivery as specified by AMD Inc.

      Section 3.05.  Payments; Set Off.
                     -----------------

      (a) AMD Inc. shall pay to AMD Holding the relevant Selling Price Per Wafer for each Product Onshipped by AMD Holding and, to the extent paid by AMD Holding and/or AMD Saxonia, the costs and expenses for freight and insurances, unconditionally before the date on which AMD Holding is required to pay to AMD Saxonia the corresponding Selling Price Per

Wafer for the relevant Product Shipped by AMD Saxonia pursuant to Section 3.10 of the AMD Saxonia Wafer Purchase Agreement (provided AMD Holding or AMD Saxonia gives AMD Inc. reasonable advance notice of such date) but in no event later than 30 days after receipt of invoices denominated in DM from AMD Holding in accordance with this Section 3.05. AMD Holding shall be entitled to issue invoices to AMD Inc. as soon as the relevant Products are Onshipped as provided in Section 3.04 above.

      (b) Payment for all other amounts due hereunder from either party (including any adjustment amount as set forth in Section 3.01 hereof) shall be unconditionally due on or before the date specified in the AMD Saxonia Wafer Purchase Agreement for the corresponding such amount. AMD Holding agrees that it shall, as soon as practicable and in any event prior to the relevant due date for any such payment, deliver to AMD Inc. any certification, invoice or notice from AMD Saxonia to AMD Holding which, pursuant to the terms of the AMD Saxonia Wafer Purchase Agreement, is to be delivered by AMD Saxonia to AMD Holding prior to the relevant due date for payment of any amount under the AMD Saxonia Wafer Purchase Agreement.

      (c) All amounts under this Agreement not paid when due from AMD Inc. shall bear interest at the rate of 7.0% per annum from the date due until paid, calculated on the basis of actual days and months elapsed. Such interest shall be due and payable at the end of each calendar month. In no event shall the interest charged exceed the maximum amount permitted under law.

      (d) The obligations of AMD Inc. under this Agreement are intended by the parties to be absolute and unconditional under any and all circumstances except to the extent expressly stated in this Agreement, and are intended to be independent of the rights and obligations of-AMD Holding and AMD Inc. or any of their Affiliates or of any third party under this Agreement or any other agreement or arrangement in each case except as expressly stated in this Agreement.

      (e) The parties hereto hereby expressly acknowledge, agree, and understand that the payment by AMD Inc. of all amounts payable by it hereunder as required by this Agreement shall in no way be prevented, delayed, or otherwise affected as a result of any dispute between the parties (or between any of the parties and their Affiliates) or by any breach of this Agreement or any other agreement entered into in connection herewith and/or any adverse change in the financial or economic condition of AMD Holding or any Affiliate thereof, including without limitation AMD Holding's or any such Affiliate's liquidation or bankruptcy, or any kind of insolvency proceeding in respect thereof.

      (f) Except as otherwise expressly provided herein and in that certain Management Service Agreement entered into concurrently herewith (a copy of which is attached as Exhibit III to the AMD Saxonia Wafer Purchase Agreement), no obligations of AMD Inc. under this Agreement shall be subject to any counterclaim, set-off, deduction, withholding, or defense based upon (and without prejudice to) any claim that AMD Inc. may have against AMD Holding, any of its Affiliates, or any other Person, or released, discharged, or in any way affected for any reason or through any circumstances whatsoever (other than as required by any mandatory non-waivable requirements of law) including, without limitation, (i) any breach of any representation or warranty on the part of AMD Holding under or in connection with this Agreement or any other agreement entered into in connection herewith or any failure of AMD Holding to perform any of its agreements, covenants, or other obligations hereunder or thereunder, or (ii) any other circumstance which might constitute a legal or equitable discharge or defense of AMD Inc.; provided that, as between AMD Inc. and AMD Holding (and (a) notwithstanding any other provision hereof, and (b) without prejudice to any rights of subrogation that may arise), payment or performance by AMD Inc. or any other Person of any obligation of AMD Holding under the AMD Saxonia Wafer Purchase Agreement (including without limitation pursuant to the AMD Inc. Guaranty (as defined in the Sponsors' Support Agreement)) shall constitute payment or performance (as applicable) of the corresponding such obligation of AMD Inc. hereunder.

      (g) Any amounts that are due from AMD Holding to AMD Inc. hereunder shall be payable only in the form of credit against amounts owed or to be owed by AMD Inc. to AMD Holding under this Agreement, except to the extent expressly provided in Section 4.02. Any amount that is due from AMD Inc. to AMD Holding hereunder may be set-off against any payment then due (whether as a credit or otherwise) hereunder or under the Management Service Agreement from AMD Holding to AMD Inc.

      Section 3.06.  Method of Payment. Payments under this Agreement from AMD
                     -----------------
Inc. to AMD Holding, if made other than by set-off permitted by Section 3.05, shall be made by wire transfer deposited into *** or such other account specified by AMD Holding with the prior written consent of the Agent (a copy of which consent shall be delivered by AMD Holding to AMD Inc.) with not less than 15 days written notice to AMD Inc., and all such payments shall be made in DM or the Dollar equivalent thereof, or a combination of DM and Dollar equivalents, in each case at the option of AMD Saxonia. As used herein, Dollar equivalents shall be calculated in the amount, expressed in Dollars, resulting from the conversion of DM to Dollars at the Agent's spot rate of exchange as in effect on the date of the relevant invoice.

      Section 3.07.  Product Warranty.  Subject to Section 3.08, AMD Holding
                     ----------------
represents and warrants that all Products sold to AMD Inc. pursuant to this Agreement shall conform in all material respects to the Specifications for such Products and, if expressly agreed by AMD Holding in writing in advance, to any specific changes thereto.

      Section 3.08.  Disclaimer. THE WARRANTY CONTAINED IN SECTION 3.07 IS THE
                     ----------
SOLE AND EXCLUSIVE WARRANTY AS TO THE PRODUCTS AND IS EXPRESSLY IN LIEU OF ANY EXPRESS OR IMPLIED WARRANTIES, IN FACT OR IN LAW, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY SIMILAR WARRANTIES IMPLIED BY APPLICABLE LAW. REPAIR OR REPLACEMENT OF DEFECTIVE PRODUCTS SHALL BE AMD INC.'S EXCLUSIVE REMEDY WITH RESPECT TO


-----------------------
***CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DEFECTIVE PRODUCTS. AMD HOLDING ASSUMES NO LIABILITY IN TORT OR STRICT LIABILITY, NOR SHALL AMD HOLDING BE LIABLE TO AMD INC. OR ANY SUBSIDIARY OR AFFILIATE THEREOF FOR LOSS OF USE OF PRODUCTS OR ANY OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY AMD INC. OR ANY SUBSIDIARY OR AFFILIATE THEREOF. IN NO EVENT SHALL THE LIABILITY OF AMD HOLDING ARISING IN CONNECTION WITH ANY PRODUCTS SOLD HEREUNDER EXCEED THE ACTUAL AMOUNT PAID BY AMD INC. TO AMD HOLDING FOR PRODUCTS INVOLVED IN SUCH CLAIM.

      Section 3.09.  Limitation of Liability.  In furtherance of the parties'
                     -----------------------
selection of California law to govern this Agreement, the parties hereby expressly exclude rescission (Wandlung) and price reduction (Minderung) as remedies for defective Products and agree that in no event shall German Civil Code Paragraph 462 be applicable. To the extent permissible under applicable law, AMD Holding assumes no liability in tort or strict liability, nor shall AMD Holding be liable to AMD Inc. or any AMD Inc. Affiliate for loss of use of Products or any other incidental, special, indirect or consequential damages or lost profits incurred by AMD Inc. or an AMD Inc. Affiliate. Without prejudice to Section 3.08, in no event shall the liability of AMD Holding arising in connection with any Products sold hereunder exceed the actual amount paid by AMD Inc. to AMD Holding for Products involved in such claim.

      Section 3.10.  Annual Fee; Reimbursement of Certain Administrative Costs
                     ---------------------------------------------------------
of AMD Holding.
--------------

      (a) AMD Inc. agrees to pay AMD Holding an annual fee, no later than 30 days after the end of the relevant Fiscal Year, of (i) DM 250,000 for the Fiscal Year ending December 1997, and (ii) DM 500,000 for each Fiscal Year thereafter during the term of this Agreement (which fee shall be pro-rated for any part of a Fiscal Year other than the Fiscal Year ending December 1997), as compensation to AMD Holding for undertaking any obligations under the Operative Documents (as defined in the Sponsors' Support Agreement) that benefit AMD Inc.

      (b) AMD Inc. agrees to compensate AMD Holding for any administrative costs, including without limitation bookkeeping, legal and accounting costs and amounts payable by AMD Holding to AMD Saxonia pursuant to Section 3.07 of the AMD Saxonia Wafer Purchase Agreement, incurred by AMD Holding in connection with this Agreement, the AMD Saxonia Wafer Purchase Agreement and the Research Agreements, plus a surcharge on such costs of 7.5%. All amounts payable by
            ----
AMD Inc. under this Section 3.10(b) shall be payable in arrears no later than 30 days after the end of each Fiscal Year.

                                  ARTICLE IV

                              Technical Assistance
                              --------------------

      Section 4.01.  Provision to AMD Saxonia of Know-how, Advice, Technical
                     -------------------------------------------------------
Assistance, Expert Support and Training and Access to Comparable Plants.  AMD
-----------------------------------------------------------------------
Inc.

hereby agrees to (i) provide, on behalf of AMD Holding, AMD Saxonia with such technical assistance, advice, expert support, Intellectual Property, Technical Documentation, copies, technical discussions, lectures, guidance and technical and other training, (ii) make such disclosures and notifications to AMD Saxonia,
(iii) permit AMD Saxonia to make such copies and (iv) permit AMD Saxonia to send employees of AMD Saxonia to visit AMD Inc.'s Wafer Fabrication Plants, in each case to the extent and in the manner required to be, provided, made or permitted, or required to be arranged to be provided, made or permitted, by AMD Holding and/or AMD Inc. under Article IV of the AMD Saxonia Wafer Purchase Agreement. To the extent any such requirement is contingent on AMD Saxonia making a request to AMD Holding, AMD Holding shall inform AMD Inc. of each such request (including all relevant details) as soon as practicable after such request is made by AMD Saxonia to AMD Holding.

      Section 4.02.  Charge for Technical Assistance.
                     -------------------------------

      (a) As compensation in full for the performance of the services contemplated under this Article IV, AMD Holding shall reimburse AMD Inc. for (i) all reasonable out-of-pocket expenses incurred by AMD Inc. in connection with providing such services, plus (ii) the reasonable salaries and other remuneration of the relevant personnel involved, in each case to the extent not reimbursed by AMD Saxonia directly to AMD Inc. In this regard, AMD Inc. shall issue quarterly invoices to AMD Holding itemizing in detail the basis for each invoiced amount. Prior to the Effective Date, all such invoiced amounts shall, notwithstanding Section 3.05, be paid by AMD Holding within thirty-five (35) days of its receipt of the respective invoice. Payments shall be made in DM by wire transfer. From and after the Effective Date, payments shall be made only in the form of credits against amounts owed or to be owed by AMD Inc. to AMD Holding under this Agreement.

      (b) The parties agree that any invoiced amounts to be paid or credited by AMD Holding under this Section 4.02 shall not duplicate amounts charged for services provided by AMD Inc. to AMD Saxonia pursuant to the Management Service Agreement.

      (c) The foregoing notwithstanding, (i) in no event shall the aggregate amounts to be paid to AMD Inc. under this Section 4.02 and under the Management Service Agreement prior to the Effective Date exceed DM 135,000,000 (One Hundred Thirty-Five Million Deutsche Marks), and (ii) the parties agree that any Intellectual Property provided in any form to AMD Saxonia or to AMD Holding for the benefit of AMD Saxonia for its use hereunder is provided at no charge.


                                   ARTICLE V

                       Accounting Reports; Other Reports;
                       ----------------------------------
               Right of Inspection by or on Behalf of AMD Holding
               --------------------------------------------------

      Section 5.01.  Annual Accounting Reports.
                     -------------------------

      (a) AMD Inc. and its duly authorized representatives and, if the Loan Agreement Termination Date has not yet taken place, the Agent shall at all reasonable times have access to the books and accounts kept by AMD Holding and annually upon the closing of the Fiscal Year all such books and accounts shall be audited by Ernst & Young GmbH or such other firm of independent and internationally known public accountants as may be selected by AMD Holding with the approval of AMD Inc. and, if the Loan Agreement Termination Date has not yet taken place, the Agent (the consent of the Agent not to be unreasonably withheld). A copy of each such report of audit, together with a reconciliation of AMD Holding's fiscal year figures to the statutory financial statements of AMD Holding, shall be sent promptly to AMD Inc. and, prior to the Loan Agreement Termination Date, the Agent. AMD Inc. and its duly authorized representatives shall also have the right to examine and inspect at any reasonable time all properties and operations of AMD Holding to which this Agreement relates.

      (b) AMD Holding shall (i) cause AMD Saxonia to give AMD Inc. at all reasonable times access to the books and accounts kept by AMD Saxonia and (ii) cause all such books and accounts to be audited annually upon the closing of the Fiscal Year by Ernst & Young GmbH or such other firm of independent and internationally known public accountants as may be selected by AMD Saxonia with the approval of AMD Inc. and, if the Loan Agreement Termination Date has not yet taken place, the Agent (the consent of the Agent not to be unreasonably withheld). A copy of each such report of audit, together with a reconciliation of AMD Saxonia's fiscal year figures to the statutory financial statements of AMD Saxonia, shall be sent promptly to AMD Inc. and, prior to the Loan Agreement Termination Date, the Agent by or on behalf of AMD Holding. AMD Holding shall cause AMD Saxonia to permit AMD Inc. and its duly authorized representatives to examine and inspect at any reasonable time all properties and operations of AMD Saxonia to which the AMD Saxonia Wafer Purchase Agreement relates.

      Section 5.02.  Intentionally Deleted

      Section 5.03.  Accountants' Certification; Officer's Certificate. AMD
                     -------------------------------------------------
Holding shall, as soon as practicable after its receipt of the same, deliver to AMD Inc. a copy of each certificate delivered by or on behalf of AMD Saxonia to AMD Holding pursuant to Section 5.03 of the AMD Saxonia Wafer Purchase Agreement.

      Section 5.04.  Intentionally Deleted


                                  ARTICLE VI

                           Effectiveness; Termination
                           --------------------------

      Section 6.01.  Effectiveness; Termination.
                     --------------------------

      (a) This Agreement shall become effective on the date hereof and (unless otherwise extended as hereinafter provided) shall terminate on the date (the "Initial Termination Date") which is the earlier of (i) the Loan Agreement Termination Date and (ii) the Termination Date (as defined below). At the option of AMD Holding, exercised by giving notice to AMD

Inc. at least six months prior to the Loan Agreement Termination Date, and provided that no Termination Event has occurred and is continuing- and the AMD Saxonia Wafer Purchase Agreement is extended for the same period, this Agreement may be extended for one additional three year term. At the option of AMD Inc., exercised by giving, notice to AMD Holding, at least six months prior to the Loan Agreement Termination Date, and provided that no Termination Event has occurred and is continuing and the AMD Saxonia Wafer Purchase Agreement is extended for the same period (and AMD Holding shall use its best efforts to effect such extension under the terms of the AMD Saxonia Wafer Purchase Agreement following its receipt of such notice), the initial term of this Agreement may be extended for one additional three year term (to the extent not previously extended by AMD Holding pursuant to the preceding sentence).

      (b) Each of the events described in this Section 6.01(b), whether or not such events directly or indirectly affect AMD Inc. or AMD Holding, shall constitute a Termination Event. If such a Termination Event has occurred and is continuing, AMD Holding (or, if prior to the Loan Agreement Termination Date, the Security Agent on behalf of AMD Holding pursuant to and in accordance with the Security Documents (as defined in the Sponsors' Support Agreement)) may, by notice to AMD Inc. and, if prior to the Loan Agreement Termination Date, the Agent, terminate this Agreement in case of any of the Termination Events described in clauses (viii) through (xii) below. In addition, this Agreement shall automatically terminate (without any requirement for any action by any party hereto) immediately upon the occurrence of the Termination Event described in clauses (i) through (vii) below. Any such automatic termination shall be effective on the date of the relevant Termination Event, and any termination upon the giving of notice pursuant to this Section 6.02 shall be effective on the date any such notice is given (the date of any such automatic or other termination being the "Termination Date"). The Termination Events are as follows:

           (i) the expropriation or condemnation of the Plant or any substantial part of the assets or business of AMD Saxonia or AMD Holding by any Governmental Authority, or the involuntary suspension, or curtailment below seventy-five percent of capacity, by AMD Saxonia of the operation of the Plant for six months or more as a result of any change in or introduction of any Law, or any change in the interpretation or application thereof, in each case occurring after the date hereof;

           (ii) AMD Inc. or AMD Holding being required by any Governmental Authority to divest itself of all or a substantial portion of its direct or indirect interest in AMD Saxonia, or AMD Saxonia being required by any Governmental Authority to divest itself or all or a substantial portion of the Plant;

           (iii) the destruction of the Plant or a substantial portion thereof and a decision by AMD Saxonia not to rebuild the same after having received insurance proceeds in respect of such destruction in an amount at least equal to the depreciated book value of such Plant or substantial portion thereof;

           (iv) obligations of AMD Saxonia being accelerated following lapse of any applicable grace periods as a result of the occurrence of an event described in Section 21 of the Loan Agreement that would permit the Banks to terminate the Facilities under, and as defined in, such agreement, and/or the Agent, the Security Agent or any of the Banks exercising remedies pursuant to any of the Security Documents (as defined in the Loan Agreement);

           (v) the involuntary (including without limitation as a result of enforcement of any rights of security granted in shares of AMD Holding and/or AMD Saxonia or performance of any undertakings to transfer such shares made to secure obligations of AMD Holding and/or AMD Saxonia) transfer of a controlling interest in AMD Holding and/or AMD Saxonia from AMD Inc. and its Subsidiaries to one or more third parties;

           (vi) the involuntary dissolution or winding up of the business of AMD Holding and/or AMD Saxonia;

           (vii) the AMD Saxonia Wafer Purchase Agreement terminating in accordance with its terms;

           (viii) failure by AMD Inc. to make any payment required from it hereunder or under the AMD Holding Research Agreement or Sponsors' Support Agreement within 45 days of the date due therefor, or default by AMD Inc. in the performance of or compliance with any other term contained in this Agreement or any such other agreement and such default shall not have been remedied or waived within 30 days after receipt of notice from AMD Holding or, if the Loan Agreement Termination Date has not yet taken place, the Agent of such default;

           (ix) any of AMD Inc.'s representations or warranties made in this Agreement or the AMD Holding Research Agreement or in any statement or certificate at any time given by AMD Inc. in writing pursuant to any thereof being false in any material respect on the date as of which made;

           (x) a court having jurisdiction in the premises entering a decree or order for relief in respect of AMD Inc. in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief being granted under any applicable federal or state law;

           (xi) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over AMD Inc. or over all or a substantial part of its property, having been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of AMD Inc. for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of AMD Inc.; and the continuance of any such events in this clause (xi) for 90 days unless stayed, dismissed, bonded or discharged; or

           (xii) AMD Inc. having an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consenting to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by AMD Inc. of any assignment for the benefit of creditors; or the inability or failure by AMD Inc. or the admission by AMD Inc. in writing of its inability to pay its debts as such debts become due; or the Board of Directors of AMD Inc. (or any committee thereof) adopting any resolution or otherwise authorizing action to approve any of the foregoing.

      Section 6.02.  Rights Upon Termination.
                     -----------------------

      (a) Promptly, but in no event later than 20 days following the Termination Date,

           (i) the Selling Price Per Wafer for the Month ending on the Termination Date shall be calculated in accordance with Section 3.03 of the AMD Saxonia Wafer Purchase Agreement;

           (ii) in the event that the Termination Date occurs before all of the Excess Start-up Costs or the Start-up Cost Savings, whichever the case may be, has been paid in accordance with Section 3.04 of the AMD Saxonia Wafer Purchase Agreement, the amount of any unpaid Excess Start-up Costs or Start-up Costs Savings shall be calculated in accordance with Section
      3.04 of that Agreement;

           (iii) if no Products were Shipped in the Month ending on the Termination Date, the final Advance Payment Adjustment Amount for that Month shall be calculated in accordance with Section 3.05 of the AMD Saxonia Wafer Purchase Agreement;

           (iv)   Intentionally Deleted

           (v)    Intentionally Deleted

           (vi) amounts payable by AMD Holding under Section 3.07 of the AMD Saxonia Wafer Purchase Agreement shall be calculated in accordance with the terms thereof; and the amounts payable by AMD Inc. under Section 3.10 shall be calculated in accordance with the terms thereof;

and, for purposes of each such calculation under the AMD Saxonia Wafer Purchase Agreement and of clause (b) of this Section 6.02 only, the Termination Date under the AMD Saxonia Wafer Purchase Agreement shall be deemed to be the Termination Date hereunder.

      (b) AMD Inc. shall purchase from AMD Holding all inventory and work-in-process of AMD Saxonia as of the Termination Date that AMD Holding is required to purchase from AMD Saxonia pursuant to Section 6.02(b) of the AMD Saxonia Wafer Purchase Agreement. The terms and conditions of such sale shall be as set forth in Section 6.02(b) of the AMD Saxonia Wafer Purchase Agreement. The purchase price to be paid by AMD Inc. therefore shall be equal to the purchase price paid or to be paid by AMD Holding therefor under such Section 6.02(b) and shall be paid before the date on which AMD Holding is required to pay for such inventory and work-in-process under the AMD Saxonia Wafer Purchase Agreement.

      (c) Upon termination of this Agreement for any reason, any amounts due from AMD Inc. to AMD Holding hereunder (including for this purpose the amounts calculated under 6.02(a) and/or 6.02(b)) shall be aggregated, and any amounts due (whether in the form of an obligation to pay or credit) from AMD Holding to AMD Inc. hereunder (including for this purpose the amounts calculated under 6.02(a) and/or 6.02(b)) and under the Management Service Agreement shall be aggregated. If the aggregate amount payable by AMD Inc. exceeds the aggregate amount payable and/or to be credited by AMD Holding, then each party's obligation to make payment of any such amount will be automatically satisfied and discharged and replaced by an obligation upon AMD Inc. to pay to AMD Holding the excess of the larger aggregate amount over the smaller aggregate amount. If the aggregate amount payable by AMD Holding exceeds the aggregate amount payable by AMD Inc., then each party's obligation to make payment of any such amount will be automatically discharged and the amount of such excess shall be additional compensation to be retained by AMD Holding for the early termination of this Agreement, and AMD Holding shall have no obligation to pay such amount to AMD Inc.

      Section 6.03.  Survival. The provisions of Sections 3.07, 3.08, 3.09,
                     --------
6.02, 7.09, 7.10, 7.11 and 7.13 shall survive any termination of this Agreement.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

      Section 7.01.  Representations and Warranties Generally. Each of AMD Inc.
                     ----------------------------------------
and AMD Holding hereby represents and warrants to the other as follows:

      (a) Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to (i) own its assets and to carry on the business in which it is engaged; and (ii) execute, deliver and perform its obligations under this Agreement;

      (b) Corporate Authority; No Conflict. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its charter or by-laws or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it, and it is not in default under or in violation of its charter or by-laws or any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture or instrument, which default or violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on its financial condition, business, operations, or prospects;

      (c) Valid and Binding Obligations. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles; and

      (d) No Litigation. No litigation, arbitration proceedings or governmental proceedings are pending or to its knowledge, threatened, which pertain to this Agreement or any of the transactions contemplated thereby.

AMD Inc. acknowledges that it has no right to terminate this Agreement or offset payments hereunder because of any breach by AMD Holding of the representations and warranties contained herein.

      Section 7.02.  Force Majeure.
                     -------------

      (a) A party to this Agreement shall not be liable for the consequences of any failure to perform, or default in performing, any of its obligations, other than its payment obligations, under this Agreement if that party can show that such failure is caused by Force Majeure.

      (b) Where there has been any such failure, the said failure shall not be considered non-compliance with any term or condition of this Agreement, and all the obligations (other than payment obligations) and times which because of such failure could not be fulfilled shall be deemed to have been suspended while the failure continues. In addition, the party for whom such obligations and/or times have been suspended shall be entitled to take reasonable steps during the pendency of the relevant Force Majeure to limit its losses resulting from such Force Majeure, and following the termination of such Force Majeure such obligations and/or times shall continue to be suspended for such further reasonable period as is necessary for such party to restore its capacity to perform such obligations and/or meet such times.

      Section 7.03.  Relationship of Parties. AMD Holding and AMD Inc. shall at
                     -----------------------
all times be independent contractors with respect to each other. Nothing in this Agreement shall constitute either party hereto as the partner, joint venturer, employee or agent of the other such party or of AMD Saxonia, and neither AMD Holding nor AMD Inc. shall act or omit to act in such a way as to suggest the contrary to any Person.

      Section 7.04.  Assignment. This Agreement shall be binding upon and enure
                     ----------
to the benefit of each party hereto and their respective successors and assigns; vied, however, that neither party hereto shall have the right to transfer or assign its interest in this Agreement without the prior written consent of the other party hereto, and, if prior to the Loan Agreement Termination Date, of the Agent; provided further that AMD Holding may assign this Agreement to the Agent
       -------- -------
as security for obligations of AMD Saxonia under the Loan Agreement and the Agent may assign this Agreement to any direct transferee of the Plant in the proper exercise of the Agent's enforcement rights in respect of such security.

      Section 7.05.  Waivers.  No delay or omission in exercise of any right or
                     -------
remedy of either party or any default by the other, and no custom or practice of the. parties at variance with the terms of this Agreement, shall impair any right or remedy otherwise available nor shall it be construed as a waiver of any right or remedy. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision. AMD Holding shall have no right to waive any of its rights or remedies under this Agreement prior to the Loan Agreement Termination Date without the prior written consent of the Agent.

      Section 7.06.  Rights Cumulative. The rights, remedies and powers of each
                     -----------------
of the parties contained in this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by Law. No single or partial exercise by any of the parties hereto of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      Section 7.07.  Notices.  All notices and other communications required or
                     -------
permitted to be given to or made upon either party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX or telegram, or by pre-paid courier service, or by telecopier, to the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below, or such other addresses or numbers specified in a notice sent or delivered in accordance with the provisions of this Section 7.07. Any such notice or communication shall be deemed to be given for purposes of this Agreement on the day that such writing or communication is delivered or, in the case only of a telex, TWX or telegram, sent to the intended recipient thereof, or in the case only of telecopier, sent to the intended recipient thereof with confirmation of receipt, all in accordance with the provision of this Section 7.07.

If to AMD Inc.:

             Advanced Micro Devices, Inc.
             One AMD Place
             P.O.  Box 3453
             Sunnyvale, California 94088
             Attention: General Counsel
             Facsimile: +1 408 774 7399

If to AMD Holding:

             AMD Saxony Holding GmbH
             Wilschdorfer Landstrasse 101
             01109 Dresden
             Attention: Geschaftsfuhrer
             Facsimile: +49 351 277 91300

with a copy to:

             Dresdner Bank AG
             Ostra Allee 9
             01067 Dresden
             Attention: Betreuung Unternehmenskunden
             Facsimile: + 49 351 489 1300

           Section 7.08  No Effect on Other Agreements. No provision of this
                         -----------------------------
Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between AMD Inc. and AMD Holding except as specifically provided in any such other agreement.

           Section 7.09. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                         -------------
SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. THE PARTIES EXPRESSLY EXCLUDE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE SALE OF GOODS OF APRIL 11, 1980.

           Section 7.10. Dispute Resolution.  Subject to Section 7.10(j) below,
                         ------------------
arbitration under this Section 7.10 shall be the exclusive means for a party to seek resolution of any dispute arising out of, relating to or connected with this Agreement, except that either party may bring an action before a competent court for the issuance of provisional or protective measures.

           (a) The parties hereto agree to submit any dispute, controversy or claim ("Dispute") arising out of, relating to or in any way connected with this Agreement to final and binding arbitration in Santa Clara County, California, under the Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association ("AAA") then in force except as modified in accordance with the provisions of this Section 7.10.

           (b) The arbitral tribunal shall be composed of three arbitrators, one appointed by each party, and the two arbitrators so appointed shall, within 15 days appoint a third arbitrator who shall be chosen from a country other than those of which the parties are nationals, who shall be fluent in English, and who shall act as Chairman of the tribunal.

           (c) In arriving at decisions, the arbitrators shall apply the terms and conditions of this Agreement in accordance with the laws of California.

           (d) The award shall be deemed a U.S. award for purposes of the Convention the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention"). The English language shall be used in the arbitral proceedings and all exhibits and other evidence in a language other than English shall be accompanied by English translations when submitted into evidence before the arbitral tribunal.

           (e) The arbitrators are empowered to render the following awards in accordance with any provision of this Agreement or any related agreement: (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement or any related agreement and any order entered pursuant to this Agreement and (ii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrator deems appropriate, to resolve any Dispute submitted for arbitration. The parties shall be entitled to discover all documents and other information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. They may use all methods of discovery customary under U.S. federal law, including but not limited to depositions, requests for admission, and requests for production of documents. The time periods for compliance shall be set by the arbitrators, who may also set limits on the scope of such discovery. The arbitrators shall not be empowered to award consequential or punitive damages.

           (f) Either party may file an application in any proper court described in Section 7.11 for a provisional remedy in connection with an arbitrable controversy hereunder, but only upon the ground that the award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

           (g) The arbitrators shall issue to both parties a written explanation in English of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching the decision.

           (h) Any monetary award shall be made and shall be payable in DM free of any tax or any deduction.

           (i) The award of the arbitral tribunal will be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration pursuant to this Section 7.10 shall be final and binding upon the parties, and any judgment upon which an award may be entered and enforced in any court of competent jurisdiction.

           (j) Notwithstanding the foregoing, the parties agree that any disputes hereunder relating solely to accounting matters shall be resolved by an auditor, appointed as provided below, acting as an expert (and not as an arbitrator), and that the resolution by such independent auditor of any such matter shall be conclusive between the parties absent manifest error. Such auditor shall be appointed by mutual agreement of the parties' respective auditors, and, if prior to the Loan Agreement Termination Date, of the Agent and shall be an independent and internationally known certified public accounting firm with no affiliation with either the parties,. the Agent or any of their respective auditors.

      Section 7.11.  Consent to Jurisdiction and Forum; AMD Holding Appointment
                     ----------------------------------------------------------
of Agent for Service of Process.
-------------------------------

      (a) Subject to Section 7.10, all judicial proceedings brought against either party hereto with respect to this Agreement may be brought in Santa Clara County, California, and by execution arid delivery of this Agreement, each such party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of such courts. In addition, each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceedings, and hereby further irrevocably and unconditionally waives and agrees to the fullest extent permitted by law not to plead or claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

      (b) AMD Holding hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Holding and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.

      Section 7.12.  Judgment Currency.  The parties hereto agree that, without
                     -----------------
prejudice to Sections 7.10 and 7.11 above:

      (a) if, for purposes of obtaining hereunder an arbitral award or judgment of any court, it is necessary to convert a sum due hereunder in DM into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the prevailing party could purchase DM with such other currency on the Business Day preceding that on which the final award or judgment (as applicable) is given; and

      (b) the obligation of each of the parties hereto in respect of any sum due hereunder from it (the "Payor") to the other party (the "Recipient") shall, notwithstanding any judgment in a currency other than DM, be discharged only to the extent that on the Business Day following receipt by the Recipient of any sum adjudged to be so due in such other currency, the Recipient may, in accordance with normal banking procedures, purchase DM with such other currency; in the event that the DM so purchased is less than the sum originally due to the Recipient, the Payor, as a separate obligation and notwithstanding any such judgment or award, hereby agrees to indemnify and hold harmless the Recipient against such loss, and if the DM so purchased exceeds the sum originally due to the Recipient, the Recipient shall remit to the Payor the excess.

      Section 7.13.  Language.  This Agreement is in the English language, which
                     --------
language shall be controlling in all respects.

      Section 7.14.  Entire Agreement.  This Agreement, the AMD Saxonia Wafer
                     ----------------
Purchase Agreement, the AMD Holding Research Agreement, the AMD Saxonia Research Agreement, the Management Service Agreement and the License Agreement embody the entire agreement and understanding between the parties with respect to the subject matter hereof. Neither party has relied upon any representation or warranty of the other party in entering into this Agreement except as expressly set forth herein. AMD Inc. further acknowledges and agrees that its obligations hereunder shall remain in full force and effect notwithstanding the breach by AMD Holding of any representation or warranty contained herein.

      Section 7.15.  Counterparts. This Agreement may be executed in one or more
                     ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      Section 7.16.  Amendments. No modifications or amendments to this
                     ----------
Agreement shall be binding unless in writing and executed by each of the parties hereto. In addition, no modification or amendment to this Agreement may be made without the prior written consent of, if prior to the Loan Agreement Termination Date, the Agent.

      Section 7.17.  EMU. The European Economic and Monetary Union anticipates
                     ---
the introduction of a single currency and the substitution of the national currencies of Member States participating in the Monetary Union. On the date on which the DM is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms.

                  [Remainder of page intentionally left blank]

          IN WITNESS OF THE FOREGOING, AMD Inc. and AMD Holding have caused this Agreement to be executed by their authorized representatives as of the date first written above.


                                                   ADVANCED MICRO DEVICES, INC.



                                                   By:________________________
                                                   Its:_______________________



                                                   AMD SAXONY HOLDING GMBH


                                                   By:________________________
                                                   Its: Managing Director